Exhibit 10.1

Metro One Telecommunications, Inc.

{INCENTIVE}{NON-QUALIFIED} STOCK OPTION AGREEMENT

OPTION NUMBER  <Number>

Date of Grant:	<Grant Date>
Optionee:	<Optionee Name>	(“Optionee”)
Shares Subject to Option:	<Shares Granted>	(“Shares”)
Exercise Price:	<Option Price>	(“Exercise Price”)

Metro One Telecommunications, Inc., an Oregon corporation (the “Company”), hereby grants to Optionee an option to purchase the Shares, at the Exercise Price (the “Option”), subject to the terms, definitions and provisions of the Company’s 2004 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto as Exhibit A and incorporated herein by reference.  The terms defined in the Plan shall have the same defined meanings herein.

1.             Nature of the Option.  This Option {is}{is not} intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.             Exercise Price.  The Exercise Price is not less than the fair market value per share of Common Stock on the date of grant, as determined by the Board of Directors of the Company.

3.             Exercise of Option.  This Option shall be exercisable during its term in accordance with the provisions of Section 9 of the Plan as follows:

a.                                       Right to Exercise.

(1)           Subject to subsections 3.a.(2) and 3.a.(3) below, this Option shall be exercisable in accordance with the exercise schedule set forth on Schedule 1 (the “Exercise Schedule”).

(2)                                  This Option may not be exercised for a fraction of a Share.

(3)           In the event of the Optionee’s death, disability or other termination of employment, the exercisability of this Option is governed by Sections 5, 6, and 7 below.

b.             Method of Exercise.  This Option shall be exercisable by written notice in the form attached hereto as Exhibit B, as amended from time to time or by an alternative method approved by the Board.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the President, Secretary or Chief Financial Officer of the Company.  The written notice shall be accompanied by payment of the Exercise Price.  The Exercise Price must be paid in cash or, with the consent of the Board, by other methods of payment authorized by Section 8 of the Plan. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange (including NASDAQ) upon which the Shares may then be listed.  Assuming such compliance, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

4.             Restrictions on Exercise.  This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation.  As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

5.             Termination of Status as an Employee.  If the Optionee is an Employee and ceases to serve as an Employee, then the Optionee may, but only within 3 months after the date the Optionee ceases to be an Employee, exercise this Option to the extent that the Optionee was entitled to exercise it at the date of such termination pursuant to the Exercise Schedule.  To the extent that the Optionee was not entitled to exercise this Option at the date of such termination, or if the Optionee does not exercise this Option within the time specified herein, this Option shall terminate.

6.             Disability of the Optionee.  Notwithstanding the provisions of Section 5 above, if the Optionee is unable to continue the Optionee’s employment with the Company as a result of the Optionee’s permanent and total disability (as defined in Section 22(e)(3) of the Code), the Optionee may, but only within 12 months from the date of termination of employment, exercise this Option to the extent the Optionee was entitled to exercise it at the date of such termination pursuant to the Exercise Schedule.  To the extent that the Optionee was not entitled to exercise this Option at the date of termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, this Option shall terminate.

7.             Death of the Optionee.  If the Optionee dies during the term of this Option and while an Employee of the Company and having been in continuous status as an Employee since the date of grant of this Option, this Option may be exercised, at any time within 12 months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was entitled to exercise it at the date of Optionee’s death pursuant to the Exercise Schedule.

8.             Nontransferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution.  This Option may be exercised only by the Optionee, except as allowed by the Plan or as elsewhere permitted in this Agreement.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9.             Term of Option. This Option may be exercised through <Expiration Date> and may be exercised through that date only in accordance with the Plan and the terms of this Option.

10.           Early Disposition of Stock. Optionee understands that if the Optionee disposes of any Shares received under this Option within two years after the date of this Agreement or within one year after such Shares were transferred to Optionee, the Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the exercise price and the lower of the fair market value of the Shares at the date of the exercise or the fair market value of the Shares at the date of disposition.  Optionee understands that if the Optionee disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as long-term capital gain.

11.           Acknowledgment.  The Optionee acknowledges that the Company has no additional obligation to issue or sell securities to the Optionee.

12.           Proprietary Information.  Optionee acknowledges that the Company may provide Optionee, from time to time, with Proprietary Information (as that term is defined below).  Optionee acknowledges that Proprietary Information is a special, valuable and unique asset of the Company and, without limiting the scope of Optionee’s rights to review records of the Company pursuant to shareholders’ rights under applicable statutes, Optionee agrees at all times during the period the Company and Optionee maintain a shareholder relationship and for three years thereafter, to keep in confidence and trust all Proprietary Information.

Optionee will not directly or indirectly use Proprietary Information.  Optionee will not directly or indirectly disclose any Proprietary Information or anything related thereto to any person or entity, including any other shareholder of the Company.

Proprietary Information includes, whether marked “confidential” or otherwise, without limitation, all correspondence by the Company with Optionee, documents, corporate records (including minutes and stock records), employee lists, financial statements, trade secrets, processes, data, know-how, improvements, inventions, techniques, marketing plans and strategies, and information concerning customers or vendors of the Company.

Schedules and Exhibits made part hereof:

Schedule 1:            Exercise Schedule & Confirmation (for your records)

Schedule 2:                                   Exercise Schedule & Confirmation (sign and return to Metro One via Bishop Consulting, LLC)

Exhibits:

A:            Metro One Telecommunications, Inc. 2004 Stock Incentive Plan

B:                                     Stock Option Exercise Form for Metro One Telecommunications, Inc. 2004 Stock Incentive Plan

Metro One Telecommunications, Inc.

By:

Title:

METRO ONE TELECOMMUNICATIONS, INC.

INTENT TO EXERCISE EMPLOYEE STOCK OPTION

This is my request to exercise my ☐ Incentive Stock Option or ☐ Non-Qualified Stock Option

It is my desire to employ the services of my broker for my option exercise as indicated below.  I will make payment for the exercise price and all applicable taxes, and in conjunction, I direct that you (select one):

☐ Deliver shares to my home address:	OR	☐ Deliver shares to my broker:

Broker Name:

Contact:

Acct #:

Broker Phone #:

Method of Exercise

☐ Same Day Sale	Sell all my shares being exercised today at: ☐ Market Price ☐ Limit Price of __________

☐ Partial Same Day Sale

I wish to sell a portion of my shares being exercised today at the then Market price and ☐ hold the remaining shares in my account OR ☐ issue a certificate for the remaining shares.  Sell ________ number of shares.  Hold ________ number of shares.

☐ Exercise and Hold	I wish to hold all shares and will direct the sale at a later date. I understand that normal margin requirements apply.

Grant Number	Number of Shares	Option Price/Share	Total due MTON

Total

I understand that, once these instructions have been completed, acceptance granted, and funds forwarded to Metro One, no changes can be made regardless of market conditions.  By signing below, I authorize Bishop Consulting, LLC to act on my behalf to effect the intent of my directions to exercise my MTON stock options.

Employee Signature	Printed Name	Social Security Number

Administrator will complete following section

In connection with the above stock option exercise, this is to inform you that this transaction is being exercised under a registered stock option plan and that the above person is/is not a control person of the corporation and such shares are not subject to restriction.  We assure you that our transfer agent will be instructed to deliver the above-mentioned shares to the above-mentioned broker for benefit of Optionee.

Stock Option Administrator Signature	Date